Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 14, 2011, in the Registration Statement (Form S-1/A No. 333-177332) and related Prospectus of ChemoCentryx, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

November 17, 2011